Exhibit 99

Contacts:

Maneesh K. Arora

Chief Financial Officer, Exact Sciences Corp.

+1 508 683-1200

Kathy Anderson

Mayo Clinic Dept. of Public Affairs

+1 507 284-5005

For Immediate Release

Exact Sciences Closes $8.2-Million Private Placement,

 Enters Into Licensing and Collaboration Agreement

MARLBOROUGH, Mass., June 11, 2009 — Exact Sciences Corp. (Nasdaq: EXAS) today announced that it has entered into a collaboration and license agreement with Mayo Clinic.  Exact also announced that it has closed an $8.2-million private placement of 4.3 million shares of its common stock.

The collaborative relationship with Mayo Clinic is focused on developing patient-friendly diagnostics that reduce deaths from colorectal cancer.  According to projections by the American Cancer Society there will be 146,970 new cases of colorectal cancer and 49,200 deaths attributable to the disease in 2009 in the United States.  It is the second most common cause of cancer-related death following lung cancer.

Under the license agreement, Exact has secured exclusive rights to intellectual property developed by David Ahlquist, M.D., Mayo Clinic.  The licensed patents cover advances in sample processing, analytical testing and data analysis associated with non-invasive, stool-based DNA screening for colorectal cancer.  Under the license agreement, Exact will make up-front, milestone and royalty payments to Mayo Clinic, and will provide funding for future work in Dr. Ahlquist’s lab.

Exact and Mayo Clinic also have agreed to enter into a broad research and development relationship with Dr. Ahlquist’s laboratory.  The relationship will provide Exact with an experienced research and development team that will focus its initial efforts on the company’s colorectal screening test.  Exact retains exclusive rights to commercialize the breakthroughs that result from this collaboration.

“We are pleased to close our funding round and enter into what we expect to be a long, productive relationship with Dr. Ahlquist and Mayo Clinic,” said Kevin T. Conroy, president and chief executive of Exact.  “The opportunity to meaningfully improve both the detection and prevention of colorectal cancer with our technologies is very real.  We’re committed to working hard with Dr. Ahlquist and his colleagues to take full advantage of that opportunity.

“There are very few ways to non-invasively detect this deadly, but highly treatable cancer.  Our relationship with Mayo Clinic secures exclusive access to additional test methods, strengthens our intellectual property portfolio and complements the strong relationship that we have with Dr. Bert Vogelstein’s laboratory at Johns Hopkins University.”

“My colleagues and I share Exact Sciences’ strong commitment to reducing the death toll from colorectal and other gastrointestinal cancers,” Dr. Ahlquist said.  “We believe the innovative approaches we’re continuing to develop in our laboratory at Mayo Clinic will contribute significantly to this effort.”

XMS Capital Partners served as financial advisor to Exact Sciences in connection with the private placement.

About Exact Sciences Corp.

Exact Sciences Corp. is a molecular diagnostics company focused on colorectal cancer.  The company has exclusive intellectual property protecting its non-invasive, molecular screening technology for the detection of colorectal cancer.  Stool-based DNA technology is included in the colorectal cancer screening guidelines of the American Cancer Society and the U.S. Multi-Society Task Force on Colorectal Cancer.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections.  Forward-looking statements, which are based on certain assumptions and describe Exact’s future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or other comparable terms.  Forward-looking statements in this press release may address the following subjects among others: statements regarding the sufficiency of Exact’s capital resources, expected operating losses, expected license fee revenues, expected research and development expenses, expected general and administrative expenses and expectations concerning Exact’s business strategy.  Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of Exact’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the SEC.  You are urged to consider those risks and uncertainties in evaluating Exact’s forward-looking statements.  Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made.  Except as otherwise required by the federal securities laws, Exact disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in Exact’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.